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                                                                      EXHIBIT 23
KPMG

         Center Tower
         650 Town Center Drive
         Costa mesa, CA  92626


                       Independent Auditors' Consent and
                   Report on Supplementary Financial Schedule

To the Stockholders and Board of Directors of Beckman Coulter, Inc.:

Under date of January 27, 2000, we reported on the consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, as contained in the 1999 annual report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1999. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related Supplementary Financial Schedule entitled Schedule II Valuation and Qualifying Accounts, as listed in the accompanying index. This Supplementary Financial Schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this Supplementary Financial Schedule based on our audits. In our opinion, the Supplementary Financial Schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statements (No. 333-02317) on Form S-3 and (Nos. 333-24851, 333-37429, 33-31573, 33-41519,
33-51506, 33-66990, 33-66988, 333-72081, 333-69291, 333-59099, 333-69249 and
333-69251) on Form S-8 of Beckman Coulter, Inc. of our report dated January 27, 2000, relating to the consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the December 31, 1999 annual report on Form 10-K of Beckman Coulter, Inc.

                                    KPMG LLP

Orange County, California

February 16, 2000